                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          MAHASKA INVESTMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                          MAHASKA INVESTMENT COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

1


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 1998

TO THE SHAREHOLDERS OF MAHASKA INVESTMENT COMPANY:

The Annual Meeting of Shareholders of Mahaska Investment Company will be held at the Elmhurst Country Club, 2214 South 11th Street, Oskaloosa, Iowa, on Thursday, April 30, 1998, at 10:30 a.m., for the following purposes:

1. To elect directors to serve until the Annual Meeting of Shareholders at which their term expires, and until their successors shall have been elected and qualified;

2. To approve an amendment to the Articles of Incorporation of the Company to increase the aggregate number of authorized shares which the Company shall have authority to issue;

3. To approve the 1998 Stock Incentive Plan, as more fully described in the accompanying Proxy Statement;

4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditor for the current fiscal year; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.



              -------------------------------------------------


The Board of Directors has fixed the close of business on March 2, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Shareholders who do not expect to be present at the meeting in person are urged to complete, date, sign, and return the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

                                   BY ORDER OF THE BOARD OF DIRECTORS
                                   CHARLES S. HOWARD, CHAIRMAN OF THE BOARD

Oskaloosa, Iowa
March 25, 1998

2-3

PROXY STATEMENT

Mahaska Investment Company
222 First Avenue East
Oskaloosa, Iowa 52577

INTRODUCTION

The enclosed Proxy is solicited by the Board of Directors of Mahaska Investment Company, an Iowa corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on April 30, 1998, and at any adjournment thereof. The Proxy may be revoked at any time before it is exercised by submitting a later dated Proxy, by giving notice of such revocation to the Company in writing, or by attending and requesting such revocation at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of the Proxy. If the Proxy is not revoked, the shares represented thereby will be voted in the manner specified in the Proxy. A Proxy properly executed and received prior to the Annual Meeting which does not give specific voting instructions will be voted FOR the amendment to the Articles of Incorporation, FOR the 1998 Stock Incentive Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditor for the current fiscal year and as the persons designated as proxies on the enclosed proxy card determine is in the best interests of the Company in any other business that may properly come before the meeting or any adjournment thereof. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a Proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the shareholders for a vote, such shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote at the Annual Meeting of Shareholders.

For participants in the Mahaska Investment Company Employee Stock Ownership
Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for Mahaska State Bank, the trustee of the ESOP (the "Trustee"), with respect to shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying Proxy is being borne by the Company. In addition to the solicitation by mail, officers, directors, and regular employees of the Company may solicit Proxies by telephone or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed by the Company for their reasonable expenses.

The record date for shareholders entitled to vote at the meeting is the close of business on March 2, 1998, at which time the Company had issued and outstanding 3,673,816 shares of Common Stock. Holders of Common Stock are entitled to one vote per share on any matter which may properly come before the meeting.

This Proxy Statement, the enclosed Proxy, and the attached Notice were first sent to shareholders on approximately March 25, 1998.

                                            [MAHASKA INVESTMENT COMPANY LOGO]

PROPOSAL 1

ELECTION OF DIRECTORS
Three directors are to be elected at the Annual Meeting of Shareholders by holders of Common Stock to serve until the Annual Meeting of Shareholders at which their respective term expires and until their respective successor has been elected and qualified. The Articles of Incorporation and Bylaws of the Company state that the Board of Directors of the Company shall set the size of the Board of Directors in a range of not less than five directors nor greater than fifteen directors. The Company had ten directors during the 1997 fiscal year until the death of Chairman of the Board Russell S. Howard on December 28, 1997. At its meeting on January 22, 1998, the Board of Directors voted to reduce the size of the Board of Directors to nine members.

Each shareholder of record shall be entitled to as many votes as the total of the number of shares of Common Stock, $5.00 par value per share, held of record by such shareholder. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Under applicable provisions of Iowa law and the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the election of directors in the manner set forth above, will be required to elect directors.

In the absence of instructions to the contrary, the Proxies solicited by the Board of Directors will be voted in favor of the election of the nominees identified in the following table, all of whom are members of the present Board of Directors. If any such nominee shall withdraw or otherwise become unavailable, which is not expected, the Proxies will be voted for a substituted nominee who will be designated by the Board of Directors.

The nominees have previously been elected as directors by the holders of the Company's Common Stock and such nominees are presently serving as directors of the Company. The nominees and the directors of the Company whose terms continue beyond the 1998 Annual Meeting of Shareholders are identified in the following table. The term for which each nominee is nominated will expire at the 2001 Annual Meeting of Shareholders. Except as may be otherwise expressly stated, the nominees for director have been employed in the capacities indicated for more than five years. Additional information regarding these nominees and each director as of March 2, 1998 is set forth in the following table. The number of shares of Common Stock of the Company beneficially owned by each of the nominees and directors as of March 2, 1998, is set forth on pages 11 and 12.

4-5 PROXY STATEMENT



                                                              PRESENT TERM
NAME AND PRINCIPAL OCCUPATION                FIRST BECAME       EXPIRES AT
FOR THE LAST FIVE YEARS                        A DIRECTOR   ANNUAL MEETING  AGE
-------------------------------------------------------------------------------
NOMINEES:
   Robert K. Clements..............................  1988             1998   48
   Attorney, Clements Law Firm,
     Oskaloosa, Iowa

   John P. Pothoven................................  1994             1998   55
   President and, since January 1998,
     Chairman of Mahaska State Bank(1)

   John W. N. Steddom..............................  1975             1998   67
     Civil Engineer for the County of
       Keokuk, Iowa from 1988 to
       February 1995, Retired

OTHER DIRECTORS:

   Martin L. Bernstein.............................  1976             2000   66
   Owner, Bernstein Realty,
     Oskaloosa, Iowa

   John A. Fallon, III.............................  1995             1999   51
   President, William Penn
     College, Oskaloosa, Iowa, since
     September 1995; previously
     Vice President for Public Affairs
     at Saginaw Valley State University,
     University Center, Michigan

   Charles S. Howard...............................  1988             1999   42
   Chairman of the Company since
     January 1998 and President and Chief
     Executive Officer of the Company
     since June 1993; previously
     Executive Vice President of the
     Company; Chairman of Central Valley
     Bank(1) since June 1994; Vice Chairman
     of Mahaska State Bank(1) since January
     1996; Chairman of Pella State Bank(1)
     since November 1997; Chairman of
     On-Site Credit Services, Inc.(1) since
     January 1998

   R. Spencer Howard...............................  1989             2000   41
   Vice President Corporate Planning of the
     Company; President of On-Site Credit
     Services, Inc.(1)

   James F. Mathew.................................  1979             1999   70
   President, Mathew Lumber Company,
     Oskaloosa, Iowa

   David A. Meinert................................  1991             1999   44
   Executive Vice President of the Company
     since June 1993 and Chief Financial
     Officer since September 1984; President
     of Central Valley Bank(1) from June 1994
     to January 1997

   (1) Mahaska State Bank, Central Valley Bank, Pella State Bank, and On-Site
Credit Services, Inc. are subsidiaries of the Company (all located in Iowa).

                                              [MAHASKA INVESTMENT COMPANY LOGO]



MANAGEMENT


EXECUTIVE OFFICERS
NAME                  AGE  POSITION WITH THE COMPANY
-------------------------------------------------------------------------------
Charles S. Howard      42  Chairman, President and Chief Executive Officer
David A. Meinert       44  Executive Vice President and Chief Financial Officer
R. Spencer Howard      41  Vice President of Corporate Planning


Following the death of Board Chairman Russell S. Howard on December 28, 1997, the Board of Directors elected Charles S. Howard as Chairman of the Board of Directors at its meeting held on January 22, 1998. Except as set forth in the previous sentence, each executive officer was elected by the Board to the position described above for a term of one year in April 1997. The responsibilities and experience of each executive officer are described below.

Charles S. Howard has been a director of the Company since 1988 and a director of Mahaska State Bank since 1993. He was elected President and Chief Executive Officer of the Company in June 1993 and elected Chairman of the Company in January 1998. Mr. Howard was elected Vice Chairman of Mahaska State Bank in January 1996. Mr. Howard has served as Chairman and as a director of Central Valley Bank since June 1994. He has also served as Chairman and as a director of Pella State Bank since November 1997. Prior thereto he served as Executive Vice President and Chief Operating Officer of the Company. Before joining the Company in 1984, Mr. Howard was a Commercial Loan Officer of Mahaska State Bank from 1977 to 1984. Charles S. Howard is a brother of R. Spencer Howard.

David A. Meinert, C.P.A., has been a director of the Company since 1991. He also serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Meinert is a director of Central Valley Bank and served as President of Central Valley Bank from June 1994 to January 1997. He is also a
director of Pella State Bank.   Prior to joining the Company in 1984, Mr.
Meinert was the Auditor for Mahaska State Bank from 1978 to 1984. Before joining Mahaska State Bank, Mr. Meinert worked for the Liberty Trust & Savings Bank, Durant, Iowa, for three years.

R. Spencer Howard has been a director of the Company since 1989 and a director of Mahaska State Bank since 1993. He serves as President of On-Site Credit Services, Inc. Mr. Howard is also a director of Central Valley Bank and Pella State Bank. He also serves as Vice President of Corporate Planning of the Company. Prior thereto, Mr. Howard served as Vice President, Marketing for Mahaska State Bank for six years before joining the Company in 1992. R. Spencer Howard is a brother of Charles S. Howard.

DIRECTORS
Information about directors who are not executive officers is shown in the table set forth on page 4.

CERTAIN ADDITIONAL INFORMATION REGARDING DIRECTORS
Twelve regularly scheduled meetings of the Board of Directors of the Company were held during 1997. Each director attended at least 75 percent of the Board meetings and any meetings of committees on which he served. The Company does not have a nominating committee. For a description of the Board's Audit Committee and its functions, refer to "AUDIT MATTERS" and see "BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" for a description of the Compensation Committee.

6-7  PROXY STATEMENT

DIRECTORS' COMPENSATION
Directors of the Company are paid an annual retainer of $2,500, payable quarterly in advance, plus $300 per meeting for directors' meetings attended. In addition, each non-affiliated director is paid $25 per meeting for committee meetings attended. Non-affiliated directors are also entitled to annual option grants under the Company's 1996 Stock Incentive Plan, upon their election and subsequent re-election, pursuant to a formula based on the financial performance of the Company for the fiscal year. On April 30, 1997, each non-affiliated director of Mahaska Investment Company and its subsidiaries was granted a non-qualified stock option for 2,242 shares at an option price of $13.95 per share. (The number of shares and exercise price have been adjusted to reflect a 5-for-3 stock split in the form of a stock dividend for shareholders of record on October 20, 1997.) The number of shares to be awarded pursuant to non-qualified stock options for non-affiliated directors is determined by dividing the fair market value of the underlying shares on the date of grant of the options into five percent of the pre-tax profits of the Company for the previous fiscal year. The number of shares so determined is then allocated equally among the non-affiliated directors on the date of grant of the options (the date of the Annual Meeting of Shareholders of the Company).

EXECUTIVE COMPENSATION
The following table sets forth information concerning the annual and long-term compensation of those persons who were at December 31, 1997, the Chairman of the Board of the Company, the Chief Executive Officer, the Executive Vice President, the Vice President, Corporate Planning, and the Chairman and President of Mahaska State Bank for the last three fiscal years ended December 31, 1997. No other executive officer was paid more than $100,000 for any such year.

SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION              AWARDS
                                      -------------------              ------                     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)  BONUS (2)  SECURITIES UNDERLYING OPTIONS(10)  COMPENSATION(3)
--------------------------------------------------------------------------------------------------------------
R.S. Howard(9)................ 1997   $ 13,700  $     0                62,718                     $100,000(4)
Chairman                       1996     73,375        0                 2,830                       75,000(4)
                               1995    252,000   45,400(2)             75,307                       14,353(4)

Charles S. Howard............. 1997   $111,600  $51,461(2)             13,492                     $  9,706(5)
President and Chief Executive  1996    107,175   44,910(2)             21,652                        7,208(5)
  Officer                      1995     80,000   27,200(2)             29,307                        6,857(5)


David A. Meinert.............. 1997   $ 78,900  $43,544(2)             10,379                     $  8,453(6)
Executive Vice President and   1996     76,075   38,001(2)             16,655                        7,932(6)
  Chief Financial Officer      1995     67,800   25,000(2)             29,307                        7,777(6)


R. Spencer Howard............. 1997   $ 95,100  $43,544(2)             10,379                     $  8,257(7)
Vice President, Corporate      1996     91,575   38,001(2)             16,655                        7,744(7)
  Planning                     1995     73,800   25,000(2)             29,307                        7,153(7)


John P. Pothoven.............. 1997   $109,600  $40,000(2)              8,000                     $ 26,557(8)
Chairman and President,        1996    105,175   25,000(2)             12,500                       21,012(8)
  Mahaska State Bank           1995    102,000   19,350(2)              6,345                       16,328(8)


                                            [MAHASKA INVESTMENT COMPANY LOGO]

(1) Amounts include director compensation of $6,000 received from each of Mahaska Investment Company and Mahaska State Bank for 1995, $5,775 from Mahaska Investment Company and $5,800 from Mahaska State Bank for 1996, and $5,800 from Mahaska Investment Company and $5,500 from Mahaska State Bank for 1997 to R. S. Howard; $6,000 received from each of Mahaska Investment Company and Mahaska State Bank for 1995, $6,075 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1996, and $6,100 from Mahaska Investment Company and $5,500 from Mahaska State Bank for 1997 to Charles S. Howard; $6,000 from Mahaska Investment Company for 1995, $6,075 from Mahaska Investment Company for 1996, and $6,100 from Mahaska Investment Company for 1997 to David A. Meinert; $6,000 received from each of Mahaska Investment Company and Mahaska State Bank for 1995, $5,775 from Mahaska Investment Company and $5,800 from Mahaska State Bank for 1996, and $6,100 from Mahaska Investment Company and $5,800 from Mahaska State Bank for 1997 to R. Spencer Howard; and $6,000 received from Mahaska Investment Company for 1995, $6,075 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1996, and $6,100 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1997 to John P. Pothoven.

(2) Executive bonuses are based on the financial performance of the Company and are calculated by multiplying the Company's pre-tax profits by 3 percent for the year 1995 and 2 percent for the years 1996 and 1997, then distributing that amount among certain employees of the Company, including 33 percent to R. S. Howard, 20 percent to Charles S. Howard, and 18 percent each to David A. Meinert and R. Spencer Howard for 1995, 33 percent to Charles S. Howard and 28 percent each to David A. Meinert and R. Spencer Howard for 1996, and 33 percent to Charles S. Howard and 28 percent each to David A. Meinert and R. Spencer Howard for 1997. The bonuses for John P. Pothoven were discretionary bonuses determined by the Board of Directors of Mahaska State Bank.

(3) Amounts include Company contributions to the ESOP based upon a percentage of salary and bonus in 1995 to the accounts of R. S. Howard, Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $7,500, $5,003, $5,484, $5,484, and $5,768, respectively; in
     1996 to the accounts of Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $5,160, $5,400, $5,900, and $5,900, respectively; and in 1997 to the accounts of Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $7,573, $5,817, $6,337, and $6,871, respectively.

(4) Amount includes $6,853 for 1995 which represents the present value of the benefit to the ESOP of premiums paid by Mahaska State Bank with respect to a split dollar life insurance arrangement between Mahaska State
     Bank and the ESOP to provide liquidity to the ESOP in the event of the death of R. S. Howard. The policy was canceled in 1996 because Mr. Howard received distribution of his ESOP benefits. Mr. Howard received a consulting fee from the Company in the years 1996 and 1997 in the amounts of $75,000 and $100,000, respectively.

(5)  Amount includes $1,854 for 1995, $2,048 for 1996, and $2,133 for 1997
     contributed by the Company to a salary continuation plan pursuant to which Charles S. Howard is to receive $29,900 per year for 10 years starting at age 65.

(6)  Amount includes $2,293 for 1995, $2,532 for 1996, and $2,636 for 1997
     contributed by the Company to a salary continuation plan pursuant to which David A. Meinert is to receive $29,900 per year for 10 years starting at age 65.

(7)  Amount includes $1,669 for 1995, $1,844 for 1996, and $1,920 for 1997
     contributed by the Company to a salary continuation plan pursuant to which
     R. Spencer Howard is to receive $29,900 per year for 10 years starting at age 65.

(8)  Amount includes $10,560 for 1995, $15,112 for 1996, and $19,686 for 1997
     contributed by the Company to a salary continuation plan pursuant to which John P. Pothoven is to receive $29,900 per year for 10 years starting at age 65.

(9) Russell S. Howard was Chairman of the Board of Directors until his death on December 28, 1997.

(10) Option numbers have been restated to reflect the 5-for-3 stock split in the form of a stock dividend for shareholders of record on October 20, 1997.

                                              [MAHASKA INVESTMENT COMPANY LOGO]




8-9  Proxy Statement


STOCK OPTIONS
The following table sets forth information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                   --------------------------------------------------------------            POTENTIAL REALIZABLE VALUE AT
                                             % OF TOTAL                                   ASSUMED ANNUAL RATES OF STOCK PRICE
                     NUMBER OF SHARES   OPTIONS GRANTED                                     APPRECIATION FOR OPTION TERM(1)
                   UNDERLYING OPTIONS      TO EMPLOYEES      EXERCISE  EXPIRATION         -----------------------------------
NAME                          GRANTED    IN FISCAL YEAR  PRICE ($/SH)        DATE                  5%                 10%
-----------------------------------------------------------------------------------------------------------------------------
R.S. Howard..................  37,810(2)          17.5%       $11.10     01/22/07            $263,914            $668,859
                               24,908             26.6%       $19.875    12/31/07            $311,225            $788,961
Charles S. Howard............  13,492              9.5%       $19.875    12/31/07            $168,583            $427,359
David A. Meinert.............  10,379              7.3%       $19.875    12/31/07            $129,686            $328,755
R. Spencer Howard............  10,379              7.3%       $19.875    12/31/07            $129,686            $328,755
John P. Pothoven.............   8,000              5.6%       $19.875    12/31/07            $ 99,960            $253,400



(1) The amounts set forth represent the value that would be received by the Named Executive Officers upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's shares of 5 percent and 10 percent, rates prescribed by applicable SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's shares and other factors such as the general condition of the stock markets and the timing of the exercise of the options.

(2) This grant to R.S. Howard was to correct an error made in the number of options which should have been granted to him during 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                          VALUE OF UNEXERCISED
                        SHARES                NUMBER OF UNEXERCISED               IN-THE-MONEY
                   ACQUIRED ON     VALUE      OPTIONS AT FY-END (#)      OPTIONS AT FY-END ($)
NAME                  EXERCISE  REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------
R.S. Howard............ 35,000  $417,449            117,359/0               $920,839/0
Charles S. Howard......      0  $      0             34,197/37,964          $366,925/$235,668
David A. Meinert.......  5,000  $ 54,750             27,548/31,503          $290,580/$206,290
R. Spencer Howard......      0  $      0             32,548/31,503          $352,455/$206,290
John P. Pothoven.......  3,333  $ 41,246              8,313/18,532          $ 81,741/$ 96,148


                                               [MAHASKA INVESTMENT COMPANY LOGO]

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE PARTICIPATION
The Compensation Committee of the Board of Directors of Mahaska Investment Company reviews and approves the Company's executive compensation policies. The Compensation Committee, which met twice during 1997, consists of Martin L. Bernstein, John A. Fallon, III, and James F. Mathew. All members of the Compensation Committee are outside directors, and there is no insider participation in the Compensation Committee.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS
Mahaska Investment Company's compensation package for its executive officers, including its Chief Executive Officer, consists primarily of base salary, annual bonuses pursuant to a predetermined formula, and potential annual stock option grants. The potential annual stock option grants are also subject to a predetermined formula which relates to the increase in profits which occurred in the Company over the prior fiscal year. The Compensation Committee has the ability to consider bonuses which deviate from the predetermined formula, in their discretion, based on annual performance criteria relating to the executive employee, and relating to the performance of the Company.

In general, base salary levels are set, after review of peer group comparative salary data, at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation structure.

The bonus amount for each executive officer is set by a predetermined formula based on the profitability of the Company before taxes. Such bonuses are subject to discretionary adjustment by the Compensation Committee for subjective factors.

Stock option grants to executives or similar awards are similarly based upon a predetermined stock option formula, which grants stock options to executive officers based on the increase in Company profitability over the prior fiscal year.

1997 STOCK OPTIONS, BONUSES, AND 1998 COMPENSATION
The Committee reviewed and approved the bonuses for executive officers and the incentive formula for the 1997 cash bonus and stock option grants in accordance with the formulas previously established and found them to be reasonable and proper. The Committee authorized the issuance of stock options to the executive officers on December 31, 1997 at the bid price of the stock on that date pursuant to the formula established for such purposes. The Committee also reviewed the President's compensation recommendations for executive officers, excluding the President. The Committee approved the recommendation of the President that the salaries of the executive officers for 1998 be increased to place a greater emphasis on the base salary component of the compensation mix and less emphasis on the bonus portion of the mix. The Committee agreed that by increasing the base salary component the executive officers could be placed in the same bonus program as the remainder of the employees of the Company. The increase in the base compensation should also make it possible to more easily retain and attract executive officers, keep the compensation competitive with the compensation of other companies in the same peer group as the Company, and better reflect the performance of the executive officers.

The Compensation Committee approved including executive officers in the same performance compensation program used for other employees. The performance program measures the performance of the Company or subsidiary in the areas of growth, profitability, quality and productivity. Each area of measurement has key performance indicators weighted on the basis of the importance that management believes should be emphasized for a particular fiscal year. The increased income to the Company resulting from attaining targeted growth is shared pro rata among all the employees participating in the program based upon the base salary of the employee. The executive officers participating in the program receive a multiple of the award to the other employees based upon the position of the executive officer. The compensation committee will retain the discretion to deviate from the predetermined formula based upon the individual performance of the employee and the overall performance of the Company.

10-11  PROXY STATEMENT

FINANCIAL PERFORMANCE

The following graph illustrates the cumulative total return (assuming the reinvestment of dividends) experienced by the Company's shareholders since September 22, 1994, the date of the Company's initial public offering, through December 31, 1997, compared to the SNL Index comprised of Midwestern bank holding companies and the performance of all NASDAQ US stocks.

MAHASKA INVESTMENT COMPANY

STOCK PRICE PERFORMANCE


                           TOTAL RETURN PERFORMANCE

                                                 PERIOD ENDING
                               ------------------------------------------------
                               9/22/94*  12/31/94  12/31/95  12/31/96  12/31/97
-------------------------------------------------------------------------------
MAHASKA INVESTMENT COMPANY      100.00     90.34    103.98    137.81    247.65
NASDAQ-TOTAL US                 100.00     99.39    140.57    172.89    212.16
SNL MIDWEST BANK INDEX          100.00     91.41    135.08    183.77    297.96


* Date of the Company's initial public offering.

                                               [MAHASKA InVESTMENT COMPANY LOGO]

LOANS TO OFFICERS AND DIRECTORS AND OTHER TRANSACTIONS WITH OFFICERS AND
DIRECTORS
During 1997, Mahaska State Bank, Central Valley Bank, and Pella State Bank made loans or loan commitments, in the ordinary course of business, to directors and officers of the Company and to corporations or partnerships with which one or more of the officers or directors of the Company were associated. In the opinion of management of the Company, all of such loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Robert K. Clements has been a Director of the Company since 1988. Mr. Clements is an attorney with the Clements Law Firm in Oskaloosa, Iowa. During 1997, Mr. Clements performed legal services on behalf of Mahaska State Bank, Central Valley Bank, and On-Site Credit Services, Inc. The amount of fees paid to the law firm at which Mr. Clements practices did not exceed five percent (5%) of the law firm's gross revenues for that firm's last full fiscal year.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of March 2, 1998, with respect to the Common Stock beneficially owned by each director of the Company, by all executive officers and directors as a group and by each shareholder known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                  AMOUNT AND NATURE
                                                      OF BENEFICIAL  PERCENT OF
NAME                                                   OWNERSHIP(1)    CLASS(1)
-------------------------------------------------------------------------------
Mahaska Investment Company Employee
  Stock Ownership Plan (ESOP)(2) (3)......................  421,025       11.5%
John Hancock Mutual Life
  Insurance Company(4)....................................  249,166        6.8%
Dalton, Greiner, Hartman,
  Maher & Co.(5)..........................................  198,732        5.4%
R.S. Howard Estate(6).....................................  215,933        5.7%
Martin L. Bernstein(7)....................................  143,002        3.9%
Robert K. Clements(8).....................................   35,426        1.0%
John A. Fallon III(9).....................................    1,115           *
Charles S. Howard(10).....................................  207,074        5.6%
R. Spencer Howard(11).....................................  191,893        5.2%
James F. Mathew(12).......................................   21,935           *
David A. Meinert(13)......................................   53,515        1.5%
John P. Pothoven(14)......................................   83,809        2.3%
John W. N. Steddom(15)....................................   50,360        1.4%
Executive Officers and Directors
  as a group (9 persons)(16)..............................  788,129       20.8%


*Less than 1%.

(1) Except as described in the following notes, each person or group owns the shares directly and has sole voting and investment power with respect to such shares. The shares listed include shares subject to options exercisable within sixty days of March 2, 1998.

(2) The Company's ESOP holds shares of the Company's Common Stock pursuant to the terms of the ESOP. The Trustee of the ESOP, the Trust Department of Mahaska State Bank, has the power to dispose of ESOP shares in accordance with the terms of the ESOP and votes any unallocated ESOP shares at the direction of the Committee acting as ESOP Administrators. Currently, the ESOP Administrators are Thomas W. Campbell, President of Central Valley Bank, R. Spencer Howard, David A. Meinert, Michael T. Patrick, President of Pella State Bank, and John P. Pothoven. Shares allocated to participants' accounts are voted by the respective participants. Shares not voted by a participant will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP. The Trustee disclaims beneficial ownership of all of the shares, and the ESOP Administrators disclaim beneficial ownership of all shares other than those allocated to their respective accounts held by the ESOP. The amount of beneficial ownership shown for the ESOP includes those shares allocated to accounts of directors and executive officers of the Company, which shares are also reflected in the individual's respective beneficial ownership as indicated in the footnotes which follow.

12-13  PROXY STATEMENT


(3) The address of the ESOP Administrators is 222 First Avenue East, Oskaloosa, IA 52577.

(4) The address of the shareholder listed is John Hancock Place, P. O. Box 111, Boston, MA 02117. Such shares were held as of December 31, 1997, by the John Hancock Bank & Thrift Opportunity Fund, a registered closed-end mutual fund, which is managed by an indirect investment adviser subsidiary of John Hancock.

(5) The address of the shareholder listed is Dalton, Greiner, Hartman, Maher & Co., 1100 5th Avenue S., Suite 309, Naples, FL 33940.

(6) Such shares include 63,574 shares held in Howard Resources, Inc., 35,000 shares in the estate of R. S. Howard for which Mr. Howard's spouse is executor, and 117,359 shares subject to currently exercisable options.

(7)  Such shares include 7,926 shares subject to currently exercisable options.

(8) Such shares include 2,500 shares owned by his spouse and 7,926 shares subject to currently exercisable options.

(9)  Such shares include 740 shares subject to currently exercisable options.

(10) Such shares include 8,605 shares owned jointly with his spouse, a total of 226 shares owned as custodian for his two minor children, 142,753 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 34,197 shares subject to currently exercisable options, and 21,293 shares allocated to his ESOP account.

(11) Such shares include 1,273 shares held in an IRA, a total of 552 shares held by his two minor children, 142,753 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 27,385 shares subject to currently exercisable options, and 13,285 shares allocated to his ESOP account. Excludes the remaining 399,732 ESOP shares with respect to which Mr. Howard shares dispositive power as an ESOP Administrator.

(12) Such shares include 3,333 shares owned by his spouse and 4,426 shares subject to currently exercisable options.

(13) Such shares include 5,191 shares owned jointly with his spouse, a total of 332 shares owned as custodian for his two minor children, 27,548 shares subject to currently exercisable options, and 20,444 shares allocated to his ESOP account. Excludes the remaining 400,581 ESOP shares with respect to which Mr. Meinert shares dispositive power as an ESOP Administrator.

(14) Such shares include 4,117 shares held in an IRA, 8,313 shares subject to currently exercisable options, and 44,284 shares allocated to his ESOP
     account.   Excludes the remaining 376,741 ESOP shares with respect to which
     Mr. Pothoven shares dispositive power as an ESOP Administrator.

(15) Such shares include 600 shares held in his spouse's IRA and 4,871 shares subject to currently exercisable options.

(16) Such shares include a total of 99,306 ESOP shares allocated to the accounts of directors and executive officers and a total of 123,332 shares subject to currently exercisable options.

                                               [MAHASKA INVESTMENT COMPANY LOGO]

PROPOSAL 2

AMENDMENT TO ARTICLES OF INCORPORATION
The Articles of Incorporation of Mahaska Investment Company currently authorize the Company to issue up to 4,000,000 shares of Common Stock. The Board of Directors has recommended that the number of authorized shares be increased to 20,000,000. The Board of Directors has no immediate plans to issue a significant number of additional shares of Common Stock. However, the increase in the number of authorized shares of Common Stock will provide the Company with the certainty and flexibility to undertake various types of transactions, including stock splits (in the form of stock dividends), increases in the shares reserved for issuance pursuant to stock incentive plans, or other corporate transactions not yet determined.

As a result of the growth experienced by the Company, the Board of Directors approved a 5-for-3 stock split (in the form of a stock dividend) effective for shareholders of record on October 20, 1997. The Board of Directors had the flexibility to respond to the growth of the Company's business in approving the stock split without having to wait for shareholder approval. The increase in the number of authorized shares will allow the Board of Directors the flexibility to split the Company stock again without shareholder approval if the growth experienced by the Company would warrant such a stock split. Although the Company is not currently contemplating any additional stock split and there can be no assurance that any additional stock split will happen at any particular time in the future or at all, the additional authorized shares will effectively provide the Board of Directors with the same flexibility it previously had to split the shares.

The Company will also need to make certain that it has sufficient authorized shares for future issuance under the Company's stock incentive plans. In an effort to align the interests of management with the shareholders of the Company, the Company has adopted a series of stock incentive plans under which incentive stock options and non-qualified stock options have been granted to key management employees and non-affiliated directors. If the 1998 Stock Incentive Plan recommended for approval as Proposal 3 is adopted by the shareholders, additional authorized shares will be potentially needed to satisfy the obligations under such plan.

The Board of Directors also believes that the ability to issue additional shares may facilitate future acquisitions by the Company, which the Board believes is in the best interest of the Company. The availability of sufficient authorized shares would facilitate any such acquisition if the opportunity should arise.

The Board of Directors has unanimously approved this proposal and recommends that shareholders vote FOR the proposal to set the number of authorized shares of Common Stock at 20,000,000.

14-15  PROXY STATEMENT


PROPOSAL 3

APPROVAL OF 1998 STOCK INCENTIVE PLAN
In January 1998, the Board of Directors (the "Board") of the Company adopted the Mahaska Investment Company 1998 Stock Incentive Plan (the "Plan") which is being submitted for approval by shareholders under which 550,000 shares of Common Stock have been approved for reservation pursuant to options which may be granted to executive officers, key employees and non-affiliated directors. The Plan is substantially similar to the 1993 and 1996 Stock Incentive Plans adopted by the Board and approved by the shareholders. All of the authorized options have been granted under the 1993 Plan and nearly all the available options have been granted under the 1996 Plan.

The Company presently estimates that the number of executive officers, key employees and non-affiliated directors eligible to participate in the Plan is thirty. No awards may be made under the Plan after January 22, 2008, the tenth anniversary of its adoption by the Board. Awards granted prior to such tenth anniversary may extend beyond that date. The exercise price with respect to any options granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant.

The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to determine the fair market value for options granted under the Plan, interpret the Plan, to prescribe and modify rules and procedures; to determine the officers and key employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each award, and the term and any applicable vesting provisions thereof; and to make all other determinations necessary in the administration of the Plan.

The Board of Directors may amend, alter or discontinue the Plan without the approval of the shareholders, except that (i) no amendment, alteration or discontinuation may impair the rights of a participant under any award theretofore granted, unless such participant consents thereto; and (ii) such approval may be required under then applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, any Federal tax law relating to incentive stock options or applicable state law.

Persons eligible to receive awards under the Plan include executive officers, key employees and non-affiliated directors of the Company, its subsidiaries and related entities who are responsible for or contribute to the management, growth or profitability of the business of the Company, its subsidiaries or related entities. The the Committee, in its sole discretion, from among those eligible. In making awards under the Plan, the Committee may choose one or more alternatives available under the Plan, including non-qualified and incentive stock options.

In addition to awards to officers and key employees, the Plan provides for the award of non-qualified options to non-affiliated directors of the Company and its subsidiaries (defined to include any current or subsequent non-employee director). Each non-affiliated director of the Company will, effective as of election or reelection as a director, be granted an equal number of non-qualified options with respect to shares of Common Stock on such date determined pursuant to a formula.

The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual grantee who receives awards.

A grantee who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise). Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the grantee makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the grantee fails to hold the shares for the foregoing period, the disposal is treated as a disqualifying disposition. The gain on such disposition is ordinary income to the grantee to the extent of the difference between the option price and the fair market value on the exercise date, and any excess is long-term or short-term capital gain, depending on the holding period. Under such circumstances, the Company generally will be entitled to a tax deduction equal to the ordinary income amount the grantee recognizes in such disqualifying disposition.

                                               [MAHASKA INVESTMENT COMPANY LOGO]


A grantee who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise, and generally the Company receives a corresponding tax deduction.

An affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Mahaska Investment Company 1998 Stock Incentive Plan.

The Board of Directors recommends a vote FOR approval of the 1998 Stock Incentive Plan.



PROPOSAL 4

RATIFICATION OF AUDITOR'S APPOINTMENT
The Company's Audit Committee is presently comprised of Messrs. Clements and Steddom. The Audit Committee, which met once during 1997, recommends the annual appointment of the Company's independent auditor and is primarily responsible for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

The Board of Directors of the Company, at the recommendation of the Audit Committee, has approved the accounting firm of KPMG Peat Marwick LLP, independent certified public accountants, to conduct the audit examination of the Company and its subsidiaries for 1998 as it did for 1997.

A representative from the KPMG Peat Marwick LLP is anticipated to be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

The Board recommends that shareholders vote FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditor for 1998.

16-17  PROXY STATEMENT

GENERAL MATTERS

FINANCIAL STATEMENTS
The Company's 1997 Annual Report to Shareholders has accompanied the mailing of this Proxy Statement.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO KAREN K. BAACK, SECRETARY/TREASURER, MAHASKA INVESTMENT COMPANY, P. O. BOX 1104, OSKALOOSA, IOWA 52577-1104.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and NASDAQ. Specific due dates for these reports have been established, and the Company is required to disclose in its Proxy Statement any failure to file by these dates during the Company's 1997 fiscal year.

All the applicable filing requirements were satisfied by its officers, directors and 10 percent owners during 1997. In making this statement, the Company is relying upon written representations of its incumbent officers, directors and 10 percent owners and copies of applicable reports furnished to the Company.

SHAREHOLDER PROPOSALS
In order for any proposals of shareholders to be presented as an item of business at the 1999 Annual Meeting of Shareholders of the Company, the proposal must be received at the Company's principal executive offices no later than November 13, 1998.


OTHER MATTERS

Management does not know of any other matters to be presented at the meeting, but should other matters properly come before the meeting, the proxies will vote on such matters in accordance with their best judgment.



                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         KAREN K. BAACK, SECRETARY

March 25, 1998

                                               [MAHASKA INVESTMENT COMPANY LOGO]



                          MAHASKA INVESTMENT COMPANY

                       APPENDIX TO THE PROXY STATEMENT

                               FISCAL YEAR 1997



              MANAGEMENT'S DISCUSSION AND ANALYSIS  18
  Contents    CONSOLIDATED BALANCE SHEETS  24
              CONSOLIDATED STATEMENTS OF INCOME  25
              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY 26 CONSOLIDATED STATEMENTS OF CASH FLOWS 27
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  28
              INDEPENDENT AUDITOR'S REPORT  43

18-19


MANAGEMENT'S DISCUSSION & ANALYSIS

The following discussion and analysis is intended as a review of significant affecting the financial condition and results of operation of Mahaska Investment Company and subsidiaries (the "Company") for the periods indicated. The discussion should be read in conjunction with the consolidated financial statements and the notes thereto.

In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those anticipated in these forward-looking statements.

OVERVIEW
The Company recorded net income of $5,058,000, or $1.38 per share, for the year ended December 31, 1997, which is an increase of 12.5 percent compared with the net income of $4,494,000, or $1.20 per share, earned in 1996. The net income for 1996 increased 14.6 percent from the $3,923,000 ($1.03 per share) earned in 1995.

Total assets of the Company grew 9.1 percent to a year-end 1997 total of $274,873,000. Deposits increased 4.0 percent to $215,308,000 as of December 31, 1997, while the Company's total loans outstanding grew 22.9 percent to end 1997 at $144,333,000. Throughout 1997, management of the Company continued to focus on quality loan in the markets served by its subsidiaries. This resulted in significant increases in commercial, agricultural and real estate loan volumes as of December 31, 1997, in comparison to year-end 1996 totals. The increase in loan volume contributed additional interest income which strengthened the Company's profitability.

In June of 1996, one of the Company's subsidiaries purchased a bank branch in Sigourney, Iowa. Central Valley Bank acquired approximately $14,645,000 in loans and approximately $32,083,000 in deposits through this acquisition. The existing branch of Central Valley Bank in Sigourney was merged into the acquired branch facility.

Return on average assets is a measure of profitability that indicates how effectively a financial institution utilized its assets. It is calculated by dividing net income by average total assets. The Company's return on average assets for 1997 was 1.98 percent, 1.93 percent in 1996, and 2.04 percent in 1995. Return on average equity indicates what the Company earned on its shareholders' investment and is calculated by dividing net income by average total shareholders' equity. The return on average equity for the Company has shown an increase during each of the last three years. For 1997 the return on average equity was 14.47 percent compared with 13.52 percent in 1996 and 12.67 percent in 1995.

INVESTMENT IN LOAN POOLS
For the year 1997 the Company collected interest income and discount on loan pool participations of $8,474,000, which is a decrease of 6.8 percent from the 1996 total. Interest income and discount on the loan pool participations increased 15.7 percent in 1996 to $9,097,000, up from the 1995 total of $7,864,000.

The average loan pool participation investment for 1997 was $49,399,000 compared with an average for 1996 of $50,105,000. New loan pool participation investments made by the Company during 1997 totaled $25,589,000. During 1996 the Company invested $29,827,000 in loan pool participations. Throughout 1997 loan pool participation investments averaged 21.0 percent of earning assets while in 1996 they were 23.4 percent of average earning assets.
The yield on loan pool participation investments declined to 17.2 percent for 1997, compared with 18.2 percent in 1996.

NET INTEREST INCOME
Net interest income is the difference between total interest income and total interest expense. Fluctuations in net interest income can result from the changes in volumes of assets and liabilities as well as changes in interest rates. For the year ended December 31, 1997, net interest income increased 3.8 percent to $14,634,000. Net interest income for 1996 was $14,098,000, an increase of 25.6 percent from $11,227,000 in 1995.

The Company's net interest income increased $536,000 in 1997 compared with 1996. A $1,317,000 increase in total 1997 interest income was partially offset by a $781,000 increase in overall interest expense. The interest income earned on loans rose by $2,079,000 in 1997 mainly as a result of the growth in loan volumes the Company experienced during

                                              [MAHASKA INVESTMENT COMPANY LOGO]



the year. The $623,000 decrease in interest income and discount on loan pool participations reduced the overall gain in interest income for the year. Interest income on investment securities decreased $17,000 as the average volume of securities held by the Company declined slightly. During 1997 the Company maintained a lower balance in interest-bearing deposits at other banks which resulted in a decrease of $158,000 in interest income from these accounts. Interest expense on deposits increased $862,000 primarily due to the higher average volume of customer deposits at the Company's subsidiary banks. Most of the deposit growth in 1997 occurred in certificates of deposit, with minimal growth in other types of deposits.The interest expense incurred on notes payable in 1997 decreased $203,000 compared with 1996 primarily due to lower interest rates. The Company's net interest margin on a tax-equivalent basis declined to
6.30 percent for 1997 compared with 6.69 percent in 1996 mainly as a result of the lower income recognized on loan pool participations. Net interest margin is a measurement of the net return on interest-earning assets and is computed by dividing net interest income by the average of total interest-earning assets.

Net interest income for 1996 increased $2,871,000 compared with 1995. Total interest income increased by $4,302,000 in 1996. Interest income on loans increased by $2,428,000 and interest income and discount collected on loan pool participations rose by $1,233,000 in 1996. Interest income on investment securities increased by $660,000 in 1996 compared with 1995. Most of the increases in interest income on earning assets were attributable to higher volumes of these assets during 1996 compared to 1995. For 1996, interest expense on deposits increased by $1,108,000 and the interest expense on borrowed funds grew by $323,000 as the levels of deposits and borrowed funds increased over 1995. The Company's net interest margin rose to 6.69 percent on a fully tax equivalent basis for 1996, up from 6.48 percent for 1995.

PROVISION FOR LOAN LOSSES
The Company recorded a provision for loan loss expense of $417,000 for 1997 compared to a 1996 provision of $987,000 and a 1995 provision of $168,000. Management determines an appropriate provision based on its evaluation of the adequacy of the allowance for loan losses in relationship to a continuing review of problem loans, the current economic conditions, actual loss experience and industry trends. The substantial reduction of the loss provision recorded in 1997 compared with the 1996 provision reflects improvements in the Company's problem loans and lower loan charge-offs during 1997. The increase in the provision for 1996 compared with 1995 was primarily attributable to a large line of credit that was charged off in 1996.

OTHER INCOME
Noninterest income results from the charges and fees collected by the Company from its customers for various services performed. In 1997 noninterest income increased $244,000 (16.2 percent) over the amount collected in 1996. Most of this increase was the result of higher service charges and overdraft fees collected on deposit accounts. Data processing income received in 1997 from nonaffiliated banks declined 5.2 percent compared with 1996. The Company did not sell significant amounts of investment securities during 1997 that would have resulted in security gains or losses. Noninterest income increased $205,000 (15.8 percent) in 1996 compared with 1995. An increase in service charge and fee income attributable to the bank branch acquisition contributed to the growth in noninterest income. Higher trust income in 1996 also added to total noninterest income. The Company did recognize a loss of $74,000 on the sale of some of its investment securities held as available for sale during the year 1996. These securities were sold to meet liquidity needs throughout the year.

OTHER EXPENSE
The Company's other expense increased $577,000, or 7.5 percent, for the year 1997 in comparison to 1996. Noninterest expense includes all the costs incurred to operate the Company except for interest expense, the loan loss provision and income taxes. The salary and benefits, net occupancy, other operating and goodwill amortization expense categories all increased in some measure due to the acquisition of a bank branch by Central Valley Bank in June 1996. Due to the timing of this acquisition, the 1996 totals for these categories did not reflect a full year of expense whereas the 1997 amounts do include 12 months. Costs related to the opening of the Pella State Bank in December 1997 also added to the overall increase in a limited amount. Salary and benefit expenses paid to the employees of the Company increased $569,000 (15.1 percent) in 1997 as a result of additional staffing and higher payouts made under the Company's incentive compensation program. The reduced FDIC premium assessment in 1997 compared to 1996 contributed a significant cost savings to the Company.

Other expense increased 20 percent for the year 1996 compared to 1995. The additional operating expenses associated with the operation of Central Valley Bank's Fairfield grocery store branch which opened in December 1995 and the

20-21  MANAGEMENT'S DISCUSSION AND ANALYSIS


acquired Sigourney branch contributed significantly to the increase in noninterest expense. The Savings Association Insurance Fund one-time assessment which occurred on September 30, 1996, resulted in a net increase in the Company's FDIC assessment expense of approximately $69,000. The one-time assessment was offset by reduced overall FDIC insurance costs for Mahaska State Bank and Central Valley Bank. The Company incurred additional amortization expense on the deposit premium paid for the acquisition of the bank branch.

INCOME TAX EXPENSE
Income tax expense increased $209,000 (8.8 percent) primarily due to the overall increase in pre-tax earnings generated by the Company. The
Company's income tax expense for the year 1996 increased $398,000 (20 percent) in 1996 compared with 1995 mainly due to the increase in before tax earnings. The Company's consolidated income tax rate varies from the statutory rate principally due to interest income from tax-exempt securities and loans. The effective income tax rate as a percent of income before taxes was 33.9 percent in 1997, 34.7 percent for 1996, and 33.6 percent for 1995.

CAPITAL RESOURCES
As of December 31, 1997, total shareholders' equity was $36,754,000. Total equity increased $2,511,000 in 1997 primarily as a result of earnings retained by the Company. Total shareholders' equity as of December 31, 1996, was $34,243,000. Shareholders' equity as a percentage of total assets was 13.4 percent on December 31, 1997, versus 13.6 percent on December 31, 1996. The decrease in the percentage of shareholders' equity to total assets reflects the increase in total assets in 1997. The Board of Directors declared a five-for-three stock split in the form of a dividend to shareholders of record as of October 20, 1997. The resulting additional shares were issued on November 10, 1997. This stock dividend did not affect the dollar amount of stockholders' equity, but did increase the number of shares of common stock outstanding. During 1997 the Company repurchased a total of 116,310 shares of its common stock to be used to satisfy the exercise of stock options granted to employees and directors of the Company. A total of 65,970 option shares were reissued from treasury stock throughout 1997, leaving 3,665,494 shares outstanding as of year-end 1997.

The Company's risk-based tier 1 core capital ratio was 14.7 percent as of December 31, 1997, and the total capital ratio was 15.6 percent. As of December 31, 1996, the Company's tier 1 capital ratio was 16.3 percent, and the total capital ratio was 17.1 percent. Although these ratios declined in 1997 from 1996 due to the increased asset level, they substantially exceeded the minimum regulatory requirements of 4.0 percent for tier 1 capital and 8.0 percent for total capital. The Company's tier 1 leverage ratio, which measures capital excluding intangible assets, was 11.8 percent as of December 31, 1997, and 11.8 percent at December 31, 1996, exceeding the regulatory minimum requirement range of 3.0 percent to 5.0 percent. Each of these capital calculations excludes unrealized gains or losses on assets available for sale in accordance with Federal regulations.

As of December 31, 1997, the Company had borrowed $14,050,000 on a revolving line of credit from a major commercial bank to fund loan pool participation investments and to provide additional capital to Pella State Bank, Central Valley Bank and On-Site Credit Services. The Company entered into this revolving line of credit agreement on January 31, 1996, with an amendment to the agreement as of October 17, 1997. The agreement provides for a maximum line of $17,000,000 and matures on June 30, 1998. Additionally, as of December 31, 1997, the Company's subsidiaries had borrowed $6 million in fixed-rate advances from the Federal Home Loan Bank of Des Moines. The Company had no material commitments for capital expenditures as of December 31, 1997. The Company's common stock closed the year at a bid price of $19.875 per share, representing
1.98 times the book value per share of $10.03 on December 31, 1997. The year-end stock price represented a price-to-1997-earnings multiple of 14.4 times.

LIQUIDITY
Liquidity management involves the ability to meet the cash flow requirements of depositors and borrowers. Liquidity management is conducted by the Company on both a daily and long-term basis. The Company adjusts its investments in liquid assets based upon management's assessment of expected loan demand, projected loan sales, expected deposit flows, yields available on interest-bearing deposits, and the objectives of its asset/liability management program. Excess liquidity is invested generally in short-term U.S. Government and agency securities, short-term state and political subdivision securities and other investment securities.

                                              [MAHASKA INVESTMENT COMPANY LOGO]


Liquid assets (including cash and federal funds sold) are maintained to meet customer needs. The Company had liquid assets of $19,195,000 as of December 31, 1997, compared with $16,484,000 as of December 31, 1996. Investment securities classified as available for sale and securities and loans maturing within one year totaled $98,248,000 and $93,526,000 as of December 31, 1997 and 1996,
respectively. Assets maturing within one year, combined with liquid assets, on December 31, 1997, were 47.4 percent and on December 31, 1996, were 45.8 percent of total deposits as of the same dates.

The Company's principal sources of funds are deposits, advances from the Federal Home Loan Bank, principal repayments on loans, proceeds from the sale of loans, principal recoveries on loan pool participations, proceeds from the maturity and sale of investment securities, its commercial bank line of credit, and funds provided by operations. While scheduled loan amortization and maturing interest-bearing deposits are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by economic conditions, the general level of interest rates and competition. Principal recoveries on loan pool participations are also influenced by economic conditions and to a lesser extent, the interest rate environment. Throughout 1997, management elected to utilize the proceeds from maturing investment securities to fund loan growth, thereby reducing the investment securities total as of December 31, 1997, in comparison with 1996. The Company utilizes particular sources of funds based on comparative costs and availability. Beginning in 1997, the Company utilized fixed-rate advances from the Federal Home Loan Bank to obtain funds at a more favorable cost. The Company generally manages the pricing of its deposits to maintain a steady deposit base, but has from time to time decided not to pay rates on deposits as high as its competition.

Net cash provided by operations is another major source of liquidity. The net cash provided by operating activities was $6,017,000 in 1997, $7,137,000 in 1996, and $5,086,000 in 1995. This trend of strong cash from operations is expected to continue into the foreseeable future.

The Company anticipates that it will have sufficient funds available to fund its loan commitments. As of December 31, 1997, the Company had outstanding commitments to originate loans of $15,597,000 and had no commitments to sell loans. Certificates of deposit maturing in one year or less totaled $51,838,000 as of December 31, 1997. Management believes that a significant portion of these deposits will remain with the Company.

The Company continues to seek acquisition opportunities that would strengthen the Company's presence in current and new market areas. There are currently no pending acquisitions that would require the Company to secure capital from public or private markets.

ASSET-LIABILITY MANAGEMENT
The Company's strategy with respect to asset-liability management is to maximize net interest income while limiting exposure to risks associated with volatile interest rates. This strategy is implemented by subsidiary banks' asset-liability committees which take action based upon their analysis of expected changes in the composition and volumes of the balance sheet and the fluctuations in market interest rates. One of the measures of interest-rate sensitivity is the gap ratio. This ratio indicates the amount of interest-earning assets repricing within a given period in comparison to the amount of interest-bearing liabilities repricing within the same period of time. A gap ratio of 1.0 indicates a matched position, in which case the effect on net interest income due to interest rate movements will be minimal. A gap ratio of less than 1.0 indicates that more liabilities than assets reprice withing the time period and a ratio greater than 1.0 indicates that more assets reprice than liabilities.

As of December 31, 1997, the Company's gap ratio for assets and liabilities maturing within three months and within one year were .70 and .86 respectively, meaning more liabilities than assets are scheduled to reprice within these periods. This situation suggests that a decrease in market interest rates may benefit net interest income and that an increase in interest rates may negatively impact the Company. The gap position is largely the result of classifying interest-bearing NOW accounts, money market accounts, and savings accounts as short-term repriceable and the classification of loan pool participations as having a three-year average life based on the historical average for return of pool investment.


MARKET RISK MANAGEMENT
Market risk is the risk of earnings volatility that results from adverse changes in interest rates and market prices. The Company's market risk is comprised primarily of interest rate risk arising from its core banking activities of lending and deposit taking. Interest rate risk is the risk that changes in market interest rates may adversely affect the Company's net interest income. Management continually develops and applies strategies to mitigate this risk. Management does not

22-23  MANAGEMENT'S DISCUSSION AND ANALYSIS

believe that the Company's primary market risk exposures and how those exposures were managed in 1997 changed when compared to 1996.

The Company uses a third-party computer software simulation modeling program to measure its exposure to potential interest rate changes. For various assumed hypothetical changes in market interest rates, numerous other assumptions are made such as prepayment speeds on loans and securities backed by mortgages, the slope of the Treasury yield curve, the rates and volumes of the Company's deposits and the rates and volumes of the Company's loans. This analysis measures the estimated change in net interest income in the event of hypothetical changes in interest rates. The following table presents the Company's projected changes in net interest income for the various rate shock levels at December 31, 1997.

INTEREST MOVEMENT

(100 Basis Points=1.00%)                                   $ Change     %Change
-------------------------------------------------------------------------------
+300 bp................................................   $(502,000)        -3%
+200 bp................................................    (354,000)        -2%
+100 bp................................................    (181,000)        -1%
Base...................................................           0          0%
-100 bp................................................     150,000          1%
-200 bp................................................     336,000          2%
-300 bp................................................     639,000          4%

As shown above, at December 31, 1997, the effect of an immediate and sustained 300 basis point increase in interest rates would reduce the Company's net interest income by 3% or approximately $502,000. The effect of an immediate and sustained 300 basis point decrease in rates would increase the Company's net interest income by 4% or approximately $639,000.

Computations of the prospective effects of hypothetical interest rate changes are based on numerous assumptions. Actural values may differ from those projections set forth above. Further, the computations do not contemplate any actions the Company may undertake in response to changes in interest rates. Current interest rates on certain liabilities are at a level that does not allow for significant repricing should market interest rates decline significantly.

LOAN QUALITY
Total loans increased 22.9 percent during 1997 to a year-end total of $144,333,000. The $26,917,000 increase in loans from 1996 was mainly in the commercial, agricultural and real estate categories.

Non-performing assets (including $12,000 in Other Real Estate) as of December 31, 1997, totaled $1,848,000. As of December 31, 1996, non-performing loans totaled $2,102,000. The ratio of non-performing assets to total loans was 1.28 percent for year-end 1997 and was 1.79 percent for year-end 1996.

The allowance for loan losses was $1,816,000 as of December 31, 1997, and $1,491,000 as of year-end 1996. The allowance represented 1.26 percent of total loans at December 31, 1997, and 1.27 percent of loans on December 31, 1996. The allowance as a percentage of non-performing assets was 98.2 percent on December 31, 1997, and was 70.9 percent as of year-end 1996. Net loan charge-offs for 1997 totaled $92,000, or .07 percent of average loans, compared with 1996 net charge-offs of $667,000, or .63 percent of average loans. The allowance for loan losses is maintained at a level considered by management to be adequate to provide for estimated loan losses.

FUTURE PROSPECTS
Inflation can have a significant effect on the operating results of all industries. Management believes that inflation does not affect the banking industry as much as it does other industries with a high proportion of fixed assets and inventory. Inflation does, however, have an impact on the growth of total assets and the need to maintain a proper level of equity capital.

Interest rates are significantly affected by inflation, but it is difficult to assess the impact since neither the timing nor the magnitude of changes in the various inflation indices coincides with changes in interest rates. There is, of course, an impact on longer-term earning assets; however, this effect continues to diminish as investment maturities are shortened and interest-earning assets and interest-bearing liabilities shift from fixed-rate long-term to rate-sensitive short-term.

                                             [MAHASKA INVESTMENT COMPANY LOGO]


During 1997 the national inflation rate remained historically low. Interest rates remained relatively constant throughout the year. Management of the Company believes that the 1998 rate of inflation will remain consistent with 1997 and that interest rates in 1998 will hold relatively stable or decline slightly. Given the Company's negative gap position (greater amount of interest-bearing liabilities repricing than interest-earning assets), a decrease in interest rates may improve the Company's net interest margin through the year 1998. Management continues to focus on improving the net interest margin in 1998.

Much of the increases in interest income, interest expense, noninterest income, and operating expenses experienced during 1997 and 1996 were a result of the acquisition of the bank branch by Central Valley Bank. In 1998 there will be additional increases in income and expense attributable to the new Pella State Bank which opened on December 8, 1997.

The Company anticipates that it will continue to explore opportunities to acquire additional loan pool participation investments in 1998. Bids on pool participations during the year will take into account the availability of funds to invest, the market for such pools in terms of price and availability, and the potential return on the pools relative to risk.

A critical issue has emerged in the banking industry and for the economy overall regarding how existing application software programs, operating systems and hardware can accommodate the date value for the year 2000. Many existing application software products in the marketplace were designed only to accommodate a two digit date position which represents the year (e.g., "97" is stored on the system and represents the year 1997). As a result, the year 1999 (i.e., "99") could be the maximum date value these systems will be able to accurately process. Management is in the process of working with its software and hardware vendors to assure that the Company is prepared for the year 2000. Management does not anticipate that the Company will incur material operating expenses to be year 2000 compliant. The Company has acquired a new main-frame computer system that is year 2000 compliant. The system is expected to be fully operational in the first quarter of 1998. The decision to purchase a new computer system was made primarily due to the obsolescence of the current system.

24-25  CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

DECEMBER 31 (IN THOUSANDS)                                       1997    1996
-------------------------------------------------------------------------------
ASSETS:
Cash and due from banks.....................................  $ 10,854    9,896
Interest-bearing deposits in banks..........................     1,526    3,603
Federal funds sold..........................................     6,815    2,985
                                                              -----------------
 Cash and cash equivalents..................................    19,195   16,484
                                                              -----------------
Investment securities (notes 2 and 8):
 Available for sale.........................................    23,228   26,483
 Held to maturity (fair value of $19,869 in 1997
  and $27,595 in 1996)......................................    19,833   27,705
Loans, net of unearned discount (notes 3, 5, and 8).........   144,333  117,416
 Allowance for loan losses (note 4).........................   (1,816)  (1,491)
                                                              -----------------
  Net loans.................................................   142,517  115,925
                                                              -----------------
Loan pool participations....................................    54,326   50,687
Premises and equipment, net (note 6)........................     4,183    3,102
Accrued interest receivable.................................     2,927    2,518
Other assets................................................     8,664    8,947
                                                              -----------------
  Total assets..............................................  $274,873  251,851
                                                              =================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits (notes 2 and 7):
 Demand.....................................................  $ 21,277   19,353
 NOW and Super NOW..........................................    33,226   33,124
 Savings....................................................    59,020   57,831
 Certificates of deposit....................................   101,785   96,644
                                                              -----------------
  Total deposits............................................   215,308  206,952
Federal Home Loan Bank advances (note 8)....................     6,000       --
Notes payable (note 9)......................................    14,050    8,500
Other liabilities...........................................     2,761    2,156
                                                              -----------------
  Total liabilities.........................................   238,119  217,608
                                                              -----------------
Shareholders' equity:
 Common stock, $5 par value; authorized 4,000,000 shares;
 issued and outstanding 3,665,494 as of December 31, 1997
 and 2,229,506 shares as of December 31, 1996...............    19,038   11,423
 Capital surplus............................................       118    7,787
 Treasury stock at cost, 142,007 and 55,000 shares as of
 December 31, 1997 and 1996.................................    (1,752)    (853)
 Retained earnings (note 15)................................    19,231   15,926
 Unrealized gain (loss) on securities available for sale....       119      (40)
                                                              -----------------
  Total shareholders' equity................................    36,754   34,243
                                                              -----------------
 Commitments and contingencies (note 16)....................        --       --
  Total liabilities and shareholders' equity................  $274,873  251,851
                                                              =================


See accompanying notes to consolidated financial statements.

                                               [MAHASKA INVESTMENT COMPANY LOGO]

CONSOLIDATED STATEMENTS OF INCOME


YEAR ENDED DECEMBER 31
(In thousands, except per share amounts)                  1997    1996   1995
-------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans............................  $12,282  10,203   7,775
Interest income and discount on loan..................
  pool participations.................................    8,474   9,097   7,864
Interest on bank deposits.............................      108     266     175
Interest on federal funds sold........................      128      92     202
Interest on investment securities:
 Available for sale...................................    1,705   1,348     668
 Held to maturity.....................................    1,249   1,623   1,643
                                                         ----------------------
   Total interest income..............................   23,946  22,629  18,327
                                                         ----------------------
INTEREST EXPENSE:
Interest on deposits (note 7):
 NOW and Super NOW....................................      677     612     632
 Savings..............................................    2,259   2,058   1,816
 Certificates of deposit..............................    5,441   4,845   3,959
Interest on federal funds purchased...................       32      48      42
Interest on Federal Home Loan Bank advances...........      138      --      --
Interest on notes payable.............................      765     968     651
                                                         ----------------------
 Total interest expense...............................    9,312   8,531   7,100
                                                         ----------------------
 Net interest income..................................   14,634  14,098  11,227
Provision for loan losses (note 4)....................      417     987     168
                                                         ----------------------
   Net interest income after provision
     for loan losses..................................   14,217  13,311  11,059
                                                         ----------------------
OTHER INCOME:
Service charges.......................................    1,130     922     746
Data processing income................................      209     221     253
Other operating income................................      419     437     314
Investment securities losses, net (note 2)............       (8)    (74)    (12)
                                                         ----------------------
   Total other income.................................    1,750   1,506   1,301
                                                         ----------------------
OTHER EXPENSE:
Salaries and employee benefits expense (note 13)......    4,343   3,774   3,251
Net occupancy expense.................................    1,227   1,044     863
Federal Deposit Insurance Corporation assessment......       42     282     213
Professional fees.....................................      407     459     270
Other operating expense...............................    1,663   1,650   1,410
Goodwill amortization.................................      633     529     443
                                                        -----------------------
   Total other expense................................    8,315   7,738   6,450
                                                        -----------------------
   Income before income tax expense...................    7,652   6,879   5,910
Income tax expense (note 11)..........................    2,594   2,385   1,987
                                                        -----------------------
   Net income.........................................  $ 5,058   4,494   3,923
                                                        =======================
Net income per share - basic*.........................  $  1.38    1.20    1.03
                                                        =======================
Net income per share - diluted*.......................  $  1.34    1.19    1.03
                                                        =======================

* Restated to reflect the five-for-three stock split effected in the form of a dividend in 1997.

See accompanying notes to consolidated financial statements.

26-27  CONSOLIDATED FINANCIAL STATEMENTS


CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                                                                        UNREALIZED
                                                                                    GAIN (LOSS) ON
                                                                                        SECURITIES
(IN THOUSANDS)                                   COMMON  CAPITAL TREASURY  RETAINED      AVAILABLE
                                                  STOCK  SURPLUS    STOCK  EARNINGS       FOR SALE     TOTAL
-----------------------------------------------------------------------------------------------------------
Balance at December 31, 1994                    $11,423    7,787       --    10,650            (80)   29,780
Net income.....................................      --       --       --     3,923             --     3,923
Dividends paid.................................      --       --       --    (1,503)            --    (1,503)
Treasury stock purchased (15,000 shares).......      --       --    (231)        --             --      (231)
Unrealized gain on securities..................
 available for sale............................      --       --       --        --            137       137
                                                ------------------------------------------------------------
Balance at December 31, 1995...................  11,423    7,787    (231)    13,070             57    32,106
Net income.....................................      --       --       --     4,494             --     4,494
Dividends paid.................................      --       --       --    (1,638)            --    (1,638)
Treasury stock purchased (40,000 shares).......      --       --    (622)        --             --      (622)
Unrealized loss on securities..................
 available for sale............................      --       --       --        --            (97)      (97)
                                                ------------------------------------------------------------
Balance at December 31, 1996...................  11,423    7,787    (853)    15,926            (40)   34,243
Net income.....................................      --       --       --     5,058             --     5,058
Dividends paid.................................      --       --       --    (1,753)            --    (1,753)
Stock split effected in the form of a dividend
 (five-for-three)..............................   7,615  (7,615)       --        --             --        --
Stock options exercised (65,970 shares)........      --     (54)      783        --             --       729
Treasury stock purchased (116,310 shares)......      --       --  (1,682)        --             --    (1,682)
Unrealized gain on securities..................
 available for sale............................      --       --       --        --            159       159
                                                ------------------------------------------------------------
Balance at December 31, 1997................... $19,038      118  (1,752)    19,231            119    36,754
                                                ============================================================


See accompanying notes to consolidated financial statements.

                                             [MAHASKA INVESTMENT COMPANY LOGO]


CONSOLIDATED STATEMENTS OF CASH FLOWS


YEAR ENDED DECEMBER 31 (IN THOUSANDS)                     1997      1996     1995
------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                             $   5,058     4,494     3,923
                                                       -----------------------------
Adjustments to reconcile net income to net cash
provided by operating activities:
 Depreciation and amortization.........................    1,129       930       764
 Federal Home Loan Bank stock dividend.................       --        --       (11)
 Provision for loan losses.............................      417       987       168
 Investment securities losses, net.....................        8        74        12
 Loss on sale of bank premises and equipment...........       14         7        --
 Amortization of premiums on investment securities ....      225       301       297
 Accretion of investment securities and loan discounts.     (578)     (353)     (226)
 (Increase) decrease in other assets...................     (759)      256      (450)
 Increase in other liabilities.........................      503       441       609
                                                       -----------------------------
   Total adjustments...................................      959     2,643     1,163
                                                       -----------------------------
   Net cash provided by operating activities...........    6,017     7,137     5,086
                                                       -----------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment securities available for sale:
 Proceeds from sales...................................    1,994     6,022     4,993
 Proceeds from maturities..............................   10,807     3,285     1,000
 Purchases.............................................   (9,330)  (24,310)   (5,159)
Investment securities held to maturity:
 Proceeds from maturities..............................    9,639     8,611    12,073
 Purchases.............................................   (1,936)   (5,698)   (7,834)
Purchases of loan pool participations..................  (25,589)  (29,827)  (12,468)
Principal recovery on loan pool participations.........   21,950    24,458    14,002
Net increase in loans..................................  (26,450)  (17,227)  (11,733)
Purchase of bank premises and equipment................   (1,615)     (650)     (426)
Proceeds from sale of bank premises and equipment......       24        12         1
Proceeds from branch acquisition, net..................       --    14,246        --
                                                       -----------------------------
   Net cash used in investing activities...............  (20,506)  (21,078)   (5,551)
                                                       -----------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits...............................    8,356    13,364    15,029
Net decrease in federal funds purchased................       --        --    (4,700)
Advances on notes payable..............................    6,550     6,400     7,500
Principal payments on notes payable....................   (1,000)   (7,900)   (2,500)
Federal Home Loan Bank advances........................   11,600        --        --
Repayment of Federal Home Loan Bank advances...........   (5,600)       --        --
Dividends paid.........................................   (1,753)   (1,638)   (1,503)
Purchases of treasury stock............................   (1,682)     (622)     (231)
Proceeds from exercise of stock options................      729        --        --
                                                       -----------------------------
   Net cash provided by financing activities...........   17,200     9,604    13,595
                                                       -----------------------------
   Net increase (decrease) in cash and
     cash equivalents..................................    2,711    (4,337)   13,130
Cash and cash equivalents at beginning of year.........   16,484    20,821     7,691
                                                       -----------------------------
Cash and cash equivalents at end of year...............$  19,195    16,484    20,821
                                                       =============================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
 Interest..............................................$   9,299     8,299     6,689
                                                       =============================
 Income taxes..........................................$   2,894     2,239     1,973
                                                       =============================


See accompanying notes to consolidated financial statements.

28-29  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1997, 1996, AND 1995

1 | SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Mahaska Investment Company and subsidiaries (the "Company") conform to generally accepted accounting principles and to general practices within the banking industry. The consolidated financial statements of the Company include the accounts of its 100 percent owned subsidiaries, Mahaska State Bank, Central Valley Bank, Pella State Bank, and On-Site Credit Services. All material intercompany transactions have been eliminated in consolidation.

FORMATION OF PELLA STATE BANK
Pella State Bank is a full service, state-chartered, commercial bank which was formed as a de novo institution by the Company in December 1997. The Company provided initial capitalization of $5,000,000 to Pella State Bank from cash on hand and an advance on its commercial bank line of credit.

BANK OFFICE ACQUISITION
On June 21, 1996, Central Valley Bank acquired the Sigourney, Iowa bank office of Boatmen's Bank Iowa, N.A. and assumed approximately $32.1 million in deposits and purchased certain loans totaling approximately $14.6 million. Central Valley Bank's existing branch facility in Sigourney was consolidated into the newly acquired facility. A premium of approximately $3.0 million was paid by Central Valley Bank to acquire the deposits. The acquisition was accounted for as a purchase transaction and, as such, did not require any restatement of prior period financial statements.

NATURE OF OPERATIONS
The bank subsidiaries engage in retail and commercial banking and related financial services, providing the usual products and services such as deposits, commercial, real estate, and consumer loans, and trust services. Mahaska State Bank also provides data processing services to affiliated and non-affiliated banks. On-Site Credit Services provides equipment leasing and accounts receivable financing.

Since 1988, the Company, either directly or through the bank subsidiaries, has invested in loan pool participations that have been purchased by certain non-affiliated independent service corporations (collectively, the "Servicer") from the Federal Deposit Insurance Corporation ("FDIC"), the Resolution Trust Corporation ("RTC"), or other sources. These loan pool investments are comprised of packages of loans previously made by financial institutions, which often include distressed or nonperforming loans, that have been sold at prices reflecting varying discounts from the aggregate outstanding principal amount of the underlying loans depending on the credit quality of the portfolio. The Servicer then proceeds to collect these loans from the borrowers.

EFFECT OF NEW FINANCIAL ACCOUNTING STANDARDS
SFAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was effective for the Company for the year beginning January 1, 1997, and did not have a material effect on the financial position and results of operations, nor did the adoption require additional capital resources.

SFAS 128, "Earnings Per Share," was adopted by the Company effective December 31, 1997. This statement replaces the primary earnings per share (EPS) disclosure with basic and diluted EPS disclosures to simplify the calculation and improve international comparability. The adoption of SFAS 128 did not have a material effect on the financial position and results of operations, nor did the adoption require additional resources.

SFAS 130, "Reporting Comprehensive Income," will be effective for the Company for the year beginning January 1, 1998, and establishes the standards for the reporting and display of comprehensive income in the financial statements. Comprehensive income represents net earnings and certain amounts reported directly in shareholders' equity, such as net unrealized gain or loss on available for sale securities.

                                              [MAHASKA INVESTMENT COMPANY LOGO]



EARNINGS PER SHARE
Basic earnings per share amounts are computed by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share amounts are computed by dividing net income by the weighted average number of shares and all dilutive potential shares outstanding during the year. In November 1997, the Company issued a five-for-three stock split in the form of a dividend. The Company has had a Stock Repurchase Plan in effect since April 1995. In accordance with this plan, 116,310, 40,000 and 15,000 shares of common stock were repurchased by the Company during 1997, 1996 and 1995, respectively. The following information was used in the computation of earnings per share on both a basic and diluted basis for the years ended December 31, 1997, 1996 and 1995:


(In thousands)                                             1997   1996   1995
-------------------------------------------------------------------------------
BASIC EPS COMPUTATION
Numerator:
 Net Income............................................   $ 5,058  4,494  3,923
                                                          ---------------------
Denominator:
 Average Shares Outstanding............................     3,653  3,744  3,797
                                                          ---------------------
Basic EPS..............................................   $  1.38   1.20   1.03
                                                          =====================
DILUTED EPS COMPUTATION
Numerator:
 Net Income............................................   $ 5,058  4,494  3,923
                                                          ---------------------
Denominator:
 Average Shares Outstanding............................     3,653  3,744  3,797
 Stock Options.........................................       132     27     11
                                                          ---------------------
                                                            3,785  3,771  3,808
                                                          ---------------------
Diluted EPS............................................   $  1.34   1.19   1.03
                                                          =====================


FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time. Unless included in assets available for sale, it is the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sale activities.

Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Estimated fair values have been determined by the Company using the best available data, and an estimation method suitable for each category of financial instruments.

CASH AND DUE FROM BANKS
The Company is required to maintain certain daily reserve balances on hand in accordance with federal banking regulations. The average reserve balance maintained in accordance with such regulations for the years ended December 31, 1997, 1996 and 1995 was $897,000, $835,000 and $778,000, respectively.

INVESTMENT SECURITIES
The Company classifies its investment securities based on the intended holding period. Securities which may be sold prior to maturity to meet liquidity needs, to respond to market changes, or to adjust the Company's asset-liability position are classified as available for sale. Securities held principally for the purpose of near-term sales are classified as trading. Securities which the Company intends to hold until maturity are classified as held to maturity.

Investment securities available for sale are recorded at fair value. The aggregate unrealized gains or losses, net of the income tax effect, are recorded as a component of shareholders' equity. Trading securities are recorded at fair value with gains and losses, both realized and unrealized, included in operations. Securities held to maturity are recorded at cost, adjusted for amortization of premiums and accretion of discounts.

Net gains or losses on the sales of securities are shown in the statements of operations using the specific identification method.

30-31  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


LOANS
Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount on installment loans is transferred to income over the term of the loan using the level-yield method. Interest on all other loans is credited to income as earned based on the principal amount outstanding.

It is the Company's policy to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Nonaccrual loans are returned to an accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to timely payment of principal or interest.

CONCENTRATIONS OF CREDIT RISK
The Company originates real estate, consumer, and commercial loans primarily in its southeast Iowa market area and adjacent counties. Although the Company has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay their loans is dependent upon economic conditions in the Company's market area.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes collectibility of the principal is unlikely.

The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan experience, current economic conditions, and other relevant factors.

LOAN POOL PARTICIPATIONS
The Company has invested in participations in pools of loans acquired from the FDIC, the RTC, and other sources at substantial discounts. The pools, all acquired since 1988, consist of loans to borrowers located throughout the United States.

The Company carries its investment in the loan pools as a separate earning asset on its balance sheet. Principal or interest restructures, write-downs, or write-offs within the pools are not included in the Company's disclosures for its loan portfolio.

The loan pools are managed by the Servicer operating in Omaha, Nebraska, the sole incentive of which is cash collection without regard to principal or income allocation of the payment. The investment in loan pools is accounted for on a nonaccrual basis. For loans receiving regular payments, cash is applied first to interest income for interest due at the contract rate. Additional payment is then applied to principal in a ratio of cost basis to loan face amount and to discount income for the remainder.

For loans where payments are received on an irregular basis, the Servicer evaluates the collateral position of the loan and where well-secured, the payments are applied as described above. When the loan is judged to be other than well-secured, the payment is applied to principal and discount income with no recognition of interest due.

For loans where the circumstances or new information lead the Servicer to believe that collection of the note or recovery through collateral is less than originally determined, the cost basis assigned to the loan is written down or off through a charge to discount income.

For loans where the Servicer negotiates a settlement of the obligation for a lump sum, the payment is applied first to principal, then to discount income and last to interest due.

PREMISES AND EQUIPMENT
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line or accelerated method over the estimated useful lives of respective assets, which range from 5 to 40 years for building and improvements and 3 to 10 years for furniture and equipment.

EXCESS OF COST OVER UNDERLYING NET ASSETS
The excess of cost over underlying net assets of $6,162,000, $6,795,000 and $4,342,000 at December 31, 1997, 1996 and 1995, respectively, is being amortized primarily using the straight-line method over 15 years. Amortization expenses for 1997, 1996 and 1995 were $633,000, $529,000 and $443,000, respectively.

                                               [MAHASKA INVESTMENT COMPANY LOGO]

OTHER REAL ESTATE OWNED
Other real estate owned represents property acquired through foreclosure or deeded to the subsidiary banks in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. Other real estate owned is carried at the lower of the cost of acquisition or the asset's fair market value, less estimated costs of disposition, and is included in other assets on the consolidated balance sheets. Reductions in the balance of other real estate at the date of acquisition are charged to the allowance for loan losses. Expenses incurred subsequent to the acquisition of the property and any subsequent write-downs to reflect current fair market value are charged as noninterest expense as incurred. Gains or losses on the disposition of other real estate are recognized in other income or expense in the period in which they are realized.

Other real estate owned of $12,000 at December 31, 1997 and 1996, was included in other assets and is valued at the lower of cost or estimated fair market value as determined by management.

TRUST DEPARTMENT ASSETS
Property held for customers in fiduciary or agency capacities is not included in the accompanying consolidated balance sheets, as such items are not assets of the Company.

INCOME TAXES
The Company files a consolidated federal income tax return. Federal income taxes are allocated based on each entity computing its taxes on a separate company basis. For state purposes, the bank subsidiaries each file a franchise return and the remaining entities file a consolidated income tax return.

STATEMENTS OF CASH FLOWS
For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

RECLASSIFICATIONS
Certain reclassifications have been made to prior year consolidated financial statements in order to conform to current year presentation.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A significant estimate that is particularly sensitive to change relates to the allowance for loan losses.

32-33  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2 | INVESTMENT SECURITIES
A summary of investment securities by type as of December 31, 1997 and 1996 follows:

                                                                                      GROSS       GROSS  APPROX.
                                                                     AMORTIZED   UNREALIZED  UNREALIZED   MARKET
DECEMBER 31, 1997 (IN THOUSANDS)                                          COST        GAINS      LOSSES    VALUE
----------------------------------------------------------------------------------------------------------------
INVESTMENT SECURITIES AVAILABLE FOR SALE:
U.S. government securities...........................................  $ 4,506           57          --    4,563
U.S. government agency securities....................................   15,177          143           7   15,313
Other investment securities..........................................    3,352            5           5    3,352
                                                                       -----------------------------------------
 Total...............................................................  $23,035          205          12   23,228
                                                                       =========================================
INVESTMENT SECURITIES HELD TO MATURITY:
U.S. government securities...........................................  $ 5,046           --          12    5,034
U.S. government agency securities....................................    2,885           34           5    2,914
Obligations of states and political subdivisions.....................    6,793           52          18    6,827
Other investment securities..........................................    5,109           --          15    5,094
                                                                       -----------------------------------------
 Total...............................................................  $19,833           86          50   19,869
                                                                       =========================================

                                                                                      GROSS       GROSS  APPROX.
                                                                     AMORTIZED   UNREALIZED  UNREALIZED   MARKET
DECEMBER 31, 1996 (IN THOUSANDS)                                          COST        GAINS      LOSSES    VALUE
----------------------------------------------------------------------------------------------------------------
INVESTMENT SECURITIES AVAILABLE FOR SALE:
U.S. government securities...........................................  $ 5,020            8           9    5,019
U.S. government agency securities....................................   18,721           43          85    8,679
Other investment securities..........................................    2,810           --          25    2,785
                                                                       -----------------------------------------
 Total...............................................................  $26,551           51         119   26,483
                                                                       =========================================
INVESTMENT SECURITIES HELD TO MATURITY:
U.S. government securities...........................................  $ 8,135            4          63    8,076
U.S. government agency securities....................................    5,445           39          23    5,461
Obligations of states and political subdivisions.....................    8,904           30          43    8,891
Other investment securities..........................................    5,221           --          54    5,167
                                                                       -----------------------------------------
 Total...............................................................  $27,705           73         183   27,595
                                                                       =========================================


Proceeds from the sale of investment securities available for sale during 1997, 1996 and 1995 were $1,994,000, $6,022,000 and $4,993,000, respectively. Gross gains and losses realized on the sale of investment securities available for sale for each of the following years ended December 31 were as follows:


(In thousands)                                              1997    1996  1995
-------------------------------------------------------------------------------
Realized gains............................................  $  --     6     8
Realized losses...........................................     (8)  (80)  (20)
                                                            -----------------
Total.....................................................  $  (8)  (74)  (12)
                                                            =================

As of December 31, 1997 and 1996, investment securities of approximately $16,103,000 and $15,297,000, respectively, which were included in the consolidated balance sheets, were pledged as collateral to secure public fund deposits and for other purposes required or permitted by law. Public funds approximated $25,781,000 and $19,478,000 at December 31, 1997 and 1996,
respectively.

The amortized cost and approximate market value of investment securities as of December 31, 1997, by contractual maturity, are shown as follows. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               [MAHASKA INVESTMENT COMPANY LOGO]

                                                       AMORTIZED   APPROXIMATE
(IN THOUSANDS)                                              COST  MARKET VALUE
------------------------------------------------------------------------------
INVESTMENT SECURITIES
AVAILABLE FOR SALE:
Due in 1 year or less..................................  $   499           499
Due after 1 year through 5 years.......................   16,128        16,249
Due after 5 years through 10 years.....................       --            --
Due after 10 years.....................................    6,408         6,480
                                                         ---------------------
 Total.................................................  $23,035        23,228
                                                         =====================
INVESTMENT SECURITIES
HELD TO MATURITY:
Due in 1 year or less..................................  $ 9,755         9,745
Due after 1 year through 5 years.......................    6,909         6,911
Due after 5 years through 10 years.....................    1,658         1,677
Due after 10 years.....................................    1,511         1,536
                                                         ---------------------
 Total.................................................  $19,833        19,869
                                                         =====================

3 | LOANS
A summary of the respective loan categories as of December 31, 1997 and 1996 follows:

(In thousands)                                               1997         1996
-------------------------------------------------------------------------------
Real estate loans......................................  $ 72,303       60,399
Commercial and agricultural loans......................    55,977       43,553
Loans to individuals...................................    13,268       11,522
Other loans............................................     2,785        1,942
                                                         ---------------------
Total..................................................  $144,333      117,416
                                                         =====================

Total non-performing loans and assets at December 31, 1997 and 1996 were:

(In thousands)                                             1997          1996
-------------------------------------------------------------------------------
Impaired loans and leases:
 Non-accrual...........................................  $    927        1,085
 Restructured..........................................       387          380
                                                         ---------------------
   Total impaired loans and leases ....................     1,314        1,465
Loans and leases past due 90 days or more..............       522          625
                                                         ---------------------
Total non-performing loans.............................     1,836        2,090
Other real estate owned................................        12           12
                                                         ---------------------
Total non-performing assets............................  $  1,848        2,102
                                                         =====================

The average balances of non-performing assets for the years ended December 31, 1997 and 1996 were $1,669,000 and $1,349,000, respectively. The allowance for credit losses related to non-performing assets at December 31, 1997 and 1996 was $368,000 and $206,000, respectively. Non-performing assets of $902,000 and $1,533,000 were not subject to a related allowance for credit losses at December 31, 1997 and 1996, respectively, because of the net realizable value of loan collateral, guarantees and other factors. The effect of non-accrual and restructured loans on interest income for each of the three years ended December 31, 1997, 1996 and 1995 was:


(In thousands)                                    1997        1996         1995
-------------------------------------------------------------------------------
Interest Income:
 As originally contracted.......................  $213         131          62
 As recognized..................................    91          41          47
                                                  ----------------------------
   Reduction of interest income.................  $122          90          15
                                                  ============================

34-35  NOTES TO CONSOLIDATED FINANCIAL STTEMENTS



4 | ALLOWANCE FOR LOAN LOSSES
Changes in the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995 were as follows:


(In thousands)                                         1997      1996     1995
-------------------------------------------------------------------------------
Balance at beginning of year.......................   $1,491    1,001      881
Provision for loan losses..........................      417      987      168
Recoveries on loans previously charged off.........       45       38       43
Loans charged off..................................     (137)    (705)     (91)
Acquisition allowance..............................       --      170       --
                                                      ------------------------
Balance at end of year.............................   $1,816    1,491    1,001
                                                      ========================


5 | LOANS TO RELATED PARTIES

Certain directors and officers of the Company, including their immediate families and companies in which they are principal owners, were loan customers of the Company's subsidiaries. All loans to this group were made in the ordinary course of business at prevailing terms and conditions. The aggregate indebtedness of this group included in loans as of December 31, 1997 and 1996 was as follows:


(In thousands)                                                1997      1996
-------------------------------------------------------------------------------
Aggregate balance at beginning of year.....................  $ 7,019     6,307
Advances...................................................   10,107     9,345
Payments...................................................    9,132     8,633
                                                             -----------------
Aggregate balance at end of year...........................  $ 7,994     7,019
                                                             =================

6 | PREMISES AND EQUIPMENT
A summary of premises and equipment as of December 31, 1997 and 1996 was as follows:

(In thousands)                                                 1997      1996
-------------------------------------------------------------------------------
Land and improvements                                        $  603        466
Building and improvements                                     3,571      3,130
Furniture and equipment                                       4,614      3,774
                                                             -----------------
 Total office properties and equipment at cost                8,788      7,370
Less accumulated depreciation                                 4,605      4,268
                                                             -----------------
 Total                                                       $4,183      3,102
                                                             =================

7 | DEPOSITS
The scheduled maturities of certificate accounts are as follows as of December 31, 1997:


(In thousands)
-------------------------------------------------------------------------------
1998...............................................................   $ 51,838
1999...............................................................     35,691
2000...............................................................      9,403
2001...............................................................      3,845
2002...............................................................      1,001
Thereafter.........................................................          7
                                                                      --------
 Total                                                                $101,785
                                                                      ========


Time deposits in excess of $100,000 approximated $19,755,000 and $13,547,000 as of December 31, 1997 and 1996, respectively. Interest expense on such deposits for the years ended December 31, 1997, 1996 and 1995 was approximately $871,000, $663,000 and $512,000, respectively.

                                              [MAHASKA INVESTMENT COMPANY LOGO]


8 | FEDERAL HOME LOAN BANK ADVANCES
At December 31, 1997 and 1996, Federal Home Loan Bank advances consisted of the following:

                                                 WEIGHTED-            Weighted-
                                                  AVERAGE               average
(in thousands)                      1997    INTEREST RATE   1996  interest rate
-------------------------------------------------------------------------------
Maturity in year ending
1998..............................  $1,000           5.82%    --             --
1999..............................   3,000           5.96     --             --
2000..............................   2,000           6.02     --             --
Amount drawn on line of credit          --       VARIABLE     --       Variable
                                    ------                ------
                                    $6,000                    --
                                    ======                ======


Advances from the FHLB are secured by stock in the FHLB. In addition, Mahaska State Bank has pledged certain U.S. Agency securities and Central Valley Bank has agreed to maintain unemcumbered additional security in the in the form of certain residential mortgage loans aggregating no less than 150 percent of outstanding advances.

The line of credit with the FHLB with a limit of $2,000,000, matures on October 30, 1998. The line has an interest rate which fluctuates daily. During 1997, there were no advances on this line. The line is collateralized as described above.

At December 31, 1997 and 1996, accrued interest payable on advances from the FHLB totaled $1,000 and $0, respectively.

9 | NOTES PAYABLE
The notes payable balance at December 31, 1997 consists of advances on a $17,000,000 line of credit. The line has a variable interest rate and is due June 20, 1998. The current note is secured by all of the common stock of the subsidiaries. Interest is payable quarterly at a quarter below the lender's prime rate, which ranged from 8.00 percent to 8.25 percent in 1997.

-------------------------------------------------------------------------------

THE DIRECTORS AND OFFICERS
OF MAHASKA INVESTMENT COMPANY
CORDIALLY INVITE YOU TO ATTEND OUR
1998 ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 30, 1998, 10:30 A.M.
ELMHURST COUNTRY CLUB
2214 SOUTH 11TH STREET
OSKALOOSA, IA 52577



IMPORTANT

PLEASE COMPLETE BOTH SIDES OF THE PROXY CARD, SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE.

                                                                                    DETACH ATTENDANCE CARD HERE AND MAIL WITH
DETACH PROXY CARD HERE                                                              PROXY CARD
-----------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN       MAHASKA INVESTMENT COMPANY
BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2, 3, AND 4.                                                 If you plan to personally attend the Annual
                                                                                    Meeting of Shareholders on April 30, 1998,
                                                                                    please check the box below and list the names
                                                                                    of attendees.

                                   Dated: _____________________________________     Return this stub in the enclosed envelope with
                                                                                    your completed Proxy Card.
                                   Signature: _________________________________
                                                                                    I/We do plan to attend
                                   Signature if held jointly: _________________     the Annual Meeting.    [  ]

Please sign exactly as name appears.  When shares are held by joint tenants,        Names of persons attending
both should sign.  When signing as an attorney, executor, administrator,
trustee or guardian, please give full title as such.  If a corporation, please      _______________________________________________
sign in full corporate name by President or other authorized officer.  If a
partnership, please sign in partnership name by authorized person.                  _______________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED       _______________________________________________
ENVELOPE.



--------------------------------------------------------------------------------

        REVOCABLE PROXY                MAHASKA INVESTMENT COMPANY
        ------------------------------------------------------------------------
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        The undersigned hereby appoints Charles S. Howard and David A. Meinert as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Mahaska Investment Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 30, 1998, or any adjournment thereof.
        ------------------------------------------------------------------------

        1. PROPOSAL 1 - ELECTION OF DIRECTORS
                        [ ] FOR ALL NOMINEES LISTED BELOW
                            (except as marked to the contrary below).

                        [ ] WITHHOLD AUTHORITY to vote for all nominees below.
                            (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)


                        ROBERT K. CLEMENTS   JOHN P. POTHOVEN  JOHN W.N. STEDDOM

        2. PROPOSAL 2 - APPROVE AMENDMENT TO THE ARTICLES OF INCORPORATION of
                        the Company to increase the aggregate number of authorized shares which the Company shall have authority to issue.

                        [  ] FOR         [  ] AGAINST          [  ] ABSTAIN

        3. PROPOSAL 3 - APPROVE 1998 STOCK INCENTIVE PLAN, as more fully described in the accompanying Proxy Statement.

                        [  ] FOR         [  ] AGAINST          [  ] ABSTAIN

        4. PROPOSAL 4 - RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS
                        INDEPENDENT AUDITOR FOR THE COMPANY

                        [  ] FOR         [  ] AGAINST          [  ] ABSTAIN


        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




                       (to be signed on the other side)